State of Delaware

                        Office of the Secretary of State                  PAGE 1


      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

      "A PIX ENTERTAINMENT, INC.", A NEW YORK CORPORATION, WITH AND INTO "UNAPIX ENTERTAINMENT, INC." UNDER THE NAME OF "UNAPIX ENTERTAINMENT, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE NINETEENTH DAY OF AUGUST, A.D. 1996, AT 9 O'CLOCK A.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.

[GREAT SEAL OF THE STATE
OF DELAWARE 1793-1847-1907]


                                       /s/ Edward J. Freel
                                       -----------------------------------------
                                       Edward J. Freel, Secretary of State

[SEAL] SECRETARY'S OFFICE
       1793 DELAWARE 1855

2321665   8100M                                         AUTHENTICATION: 8073242

960241126                                                         DATE: 08-19-96

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                            A PIX ENTERTAINMENT, INC.

                                      INTO

                           UNAPIX ENTERTAINMENT, INC.

                            Under Section 253 of the
                             General Corporation Law

The undersigned, being the Chairman of the Board and Secretary of Unapix Entertainment, Inc. ("Unapix") hereby certify:

      FIRST:      That the name of the Subsidiary corporation is A Pix
Entertainment, Inc. and the name of the surviving corporation is Unapix Entertainment, Inc.

      SECOND:     That Unapix owns ninety and one-half percent (90.5%) of the outstanding shares of A Pix Entertainment, Inc.

      THIRD:      That the Board of Directors of Unapix at a meeting duly
called and held on the 6th day of June 1966, adopted the following resolutions:
                  Whereas, Unapix Entertainment, Inc., a Delaware corporation
      Unapix"), owns ninety and one-half percent t (90.5%) of the outstanding shares of each class of A Pix Entertainment, Inc., a New YORK corporation ("A Pix"), and it is deemed expedient that Unapix shall acquire and be possessed of all the estate, property, rights, privileges, and franchises of A Pix; now therefore be it

            RESOLVED, that Unapix merge into itself A Pix, and assume all of its obligations; and be it further

            RESOLVED, that upon surrender of each share of capital stock of A Pix not owned by Unapix the holder thereof shall be entitled to receive 10,526.3 shares of common stock, $.01 par value, of Unapix; and be it further

            RESOLVED, that the officers of Unapix be empowered and are directed to do all other acts and things whatsoever which may be in any way requisite or proper for the full and complete accomplishment of said merger.

      IN WITNESS WHEREOF, the undersigned affirm that the statements made herein are true under penalties of perjury, this 8 day of August 1996.

                                    UNAPIX ENTERTAINMENT, INC.



                                    BY /s/ Herbert M. Pearlman
                                       ----------------------------------------
                                           Herbert M. Pearlman, Chairman

ATTEST:



/s/ David S. Lawi
------------------------
David S. Lawi, Secretary




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